Exhibit 99.1

Westaff Reports Fiscal 2006 Fourth Quarter and Year End Results

WALNUT CREEK, CA, Thursday, January 4, 2007 — Westaff, Inc. (NASDAQ: WSTF), a leading provider of staffing services, today reported financial results for its fourth fiscal quarter and fiscal year, both of which ended October 28, 2006.  Consistent with historical financial reporting, the Company’s fourth fiscal quarter for both fiscal 2006 and 2005 comprise sixteen weeks each while the first three quarters each comprise twelve weeks.

Fiscal 2006 revenues increased $2.1 million as compared to the prior year and gross profit increased $3.0 million.  Gross margins continued the trend noted in the prior year, as it grew to 17.7%, from 17.3% in fiscal 2005 and 16.8% in fiscal 2004.  Net income was $3.1 million or $0.19 per diluted share in fiscal 2006, as compared to $21.1 million or $1.29 per diluted share in the prior year.  Fiscal 2005 net income included a $16.7 million deferred tax valuation allowance reversal and no similar tax benefit was expected or recorded in fiscal 2006.

President and CEO Trish Newman commented “fiscal 2006 represented a year of planned change for Westaff.  The decision was made to implement a significant restructuring of the senior management team both at corporate headquarters and in branch operations.  Although this impacted our profitability during the year due to severance and other costs, we did experience enhanced profitability from our domestic operations as compared to fiscal 2005. However, this was offset by decreased profitability from our international operations, particularly Australia.  Management changes and other profit improvement measures were implemented during the latter part of the fiscal year in both Australia and the United Kingdom which are expected to deliver improved performance during fiscal 2007.”

The Company continued to strengthen its financial position during fiscal 2006.  Working capital increased to $41.9 million at October 28, 2006, from $40.6 million at October 29, 2005.  At fiscal year end, outstanding borrowings under our revolving credit facilities were 44% below the prior year end and the Company’s borrowing availability was $19.8 million.

The Company’s cash balance was 18% higher than the prior year as cash generated from operating activities throughout the year exceeded $13 million.  Finally, earlier this week the Company completed an amendment to its credit facilities, which favorably revises future quarterly EBITDA covenant requirements, reduces interest rates upon achievement of certain profitability targets, reduces its ongoing reporting requirements and extends the maturity date to May 2009.

Fiscal Fourth Quarter Results

Revenue for the fourth quarter of fiscal 2006 was $196.9 million, or $4.1 million less than revenues in the fourth quarter of fiscal 2005.  Despite this decrease, gross profit increased $0.9 million, and gross margin increased to 18.3%, from 17.5% in the fourth quarter of fiscal 2005.  These increases are largely attributable to increased permanent placement revenues, as the Company continues to see a profitable return on its investment in this service line.  Further, the Company experienced some changes in its business mix as well, including increases in clerical revenues and decreases in light industrial revenues, which serves to partially explain both the overall decrease in revenue as well as the overall increase in gross profit and gross margin.  Income before income taxes increased 10.3%, while net income decreased $16.2 million, principally due to the $16.7 million deferred tax valuation allowance reversal recorded in the fourth quarter of fiscal 2005.

In the first quarter of fiscal 2007, the Company is experiencing some softening in domestic revenues as compared to the first quarter of fiscal 2006.  However, gross margins continue to compare favorably to prior periods and the Company is also experiencing improvements in financial results from its international operations.  Therefore, we believe there is a reasonable chance our first quarter net income for fiscal 2007 will demonstrate an improvement as compared to the first quarter of fiscal 2006.

Westaff will discuss these results on a conference call at 8:00 AM Pacific time on Friday, January 5, 2007.  The call will be accessible by dialing 1-877-407-0782 domestically or +1-201-689-8567 internationally. Following the completion of the call, we will post it on our website at www.westaff.com, where it will be available for replay until January 5, 2008.

Westaff provides staffing services and employment opportunities for businesses in global markets.  Westaff annually employs in excess of 125,000 people and services more than 15,000 client accounts from more than 230 offices located throughout the United States, the United Kingdom, Australia and New Zealand. For more information, please visit our website at www.westaff.com.

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934, and is subject to the safe harbors created by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  All forward–looking statements are qualified in their entirety by this cautionary statement.  Forward-looking statements contained herein include, but are not limited to, the statements regarding revenue, gross margins, growth rates and the Company’s prospects for fiscal 2007.  The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties. Actual results could differ materially from estimates.  Among the factors affecting future operating results are: an intensely price competitive market, variability of the amount of collateral that we are required to maintain to support our workers’ compensation obligation, the sufficiency of our workers’ compensation claims reserve, variability on our heavy working capital needs and our ability to borrow to meet those needs, our ability to borrow under our credit facilities and our compliance with the debt covenants, variability of employee-related costs, including workers’ compensation liabilities, our ability to collect on our accounts receivable, possible adverse effects of fluctuations in the general economy, variability of the cost of unemployment insurance for our temporary employees, risks related to franchise agent operations, risks related to international operations and fluctuating exchange rates, reliance on executive management and key personnel, our ability to attract and retain the services of qualified temporary personnel, the ability of our customers to terminate our service agreement on short notice, any difficulty with our information technology system, potential exposure to employment related claims, risks related to control by a significant shareholder, the volatility of the Company’s stock price, increased regulatory compliance costs and litigation and other claims.  Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K for the year ended October 29, 2005 and Quarterly Report on Form 10-Q for the quarter ended July 8, 2006.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information.  The Company undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.

ANALYSTS/INVESTORS CONTACT:	John P. Sanders
Senior Vice President and
Chief Financial Officer
Telephone: 925/930-5300
e-mail: jsanders@westaff.com

PRESS CONTACT:	Linda Gaebler
Vice President Communications
Telephone: 925/930-5368
e-mail: lgaebler@westaff.com

Financial table follows……..

Westaff, Inc.

Unaudited Financial Highlights

(In thousands, except per share data)

	Fiscal Quarter Ended
	October 28, 2006	October 29, 2005
Statements of Income:

Revenue	$196,855	$200,982
Costs of services	160,826	165,811
Gross profit	36,029	35,171
Gross margin	18.3%	17.5%
Franchise agents’ share of gross profit	5,706	6,463
Selling and administrative expenses	25,555	24,065
Depreciation and amortization	1,319	1,313
Operating income	3,449	3,330
Interest expense	391	566
Interest income	(75)	(76)
Income before income taxes	3,133	2,840
Income tax provision (benefit)	534	(15,938)
Net income	$2,599	$18,778

Basic earnings per share	$0.16	$1.15
Diluted earnings per share	$0.16	$1.14

Weighted average common shares outstanding - basic	16,535	16,364
Weighted average common shares outstanding - diluted	16,594	16,498

	Fiscal Year Ended
	October 28, 2006	October 29, 2005
Statements of Income:
Revenue	$614,950	$612,861
Costs of services	506,167	507,052
Gross profit	108,783	105,809
Gross margin	17.7%	17.3%
Franchise agents’ share of gross profit	18,157	18,884
Selling and administrative expenses	81,270	76,635
Depreciation and amortization	4,811	4,162
Operating income	4,545	6,128
Interest expense	1,241	1,587
Interest income	(151)	(148)
Income from continuing operations before income taxes	3,455	4,689
Income tax provision (benefit)	336	(15,408)
Income from continuing operations	3,119	20,097
Discontinued Operations:
Loss from discontinued operations	—	(134)
Gain on sale of discontinued operations, net of income taxes	—	1,163
Income from discontinued operations	—	1,029
Net income	$3,119	$21,126

Basic earnings per share:
Continuing operations	$0.19	$1.24
Discontinued operations	$—	$0.06
Net income	$0.19	$1.30

Diluted earnings per share:
Continuing operations	$0.19	$1.23
Discontinued operations	$—	$0.06
Net income	$0.19	$1.29

Weighted average common shares outstanding - basic	16,454	16,271
Weighted average common shares outstanding - diluted	16,526	16,420

Balance Sheet:

	October 28, 2006	October 29, 2005
ASSETS
Current assets:
Cash and cash equivalents	$3,545	$3,014
Trade accounts receivable	76,267	83,416
Deferred income taxes	5,834	5,097
Prepaid expenses	4,732	3,847
Other current assets	4,694	1,419
Total current assets	95,072	96,793

Property and equipment, net	15,046	15,184
Deferred income taxes	12,404	11,951
Goodwill and other intangible assets	15,792	11,778
Other long-term assets	951	3,076
Total assets	$139,265	$138,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under revolving credit facilities	$4,790	$8,568
Current portion of capital lease obligations	345	343
Note payable to related party	2,000	—
Accounts payable	5,245	3,755
Accrued expenses	40,800	43,501
Total current liabilities	53,180	56,167

Note payable to related party	—	2,000
Long-term capital lease obligations	833	1,174
Other long-term liabilities	19,242	17,820
Total liabilities	73,255	77,161

Stockholders’ equity:
Common stock	166	164
Additional paid-in capital	38,617	37,803
Deferred stock compensation	—	(54)
Retained earnings	27,270	24,151
Accumulated other comprehensive loss	(44)	(443)
Total stockholders’ equity	66,009	61,621
Total liabilities and stockholders’ equity	$139,264	$138,782